Exhibit 99.2

Rexford Industrial

Supplemental Financial Reporting Package.

Third Quarter | 2017

11127

Rexford Industrial Realty, Inc. NYSE: REXR
11620 Wilshire Blvd, Suite 1000
Los Angeles, CA 90025
310-966-1680

www.RexfordIndustrial.com

Table of Contents.

Section	Page

Corporate Data:
Investor Company Summary	3
Financial and Portfolio Highlights and Common Stock Data	4
Consolidated Financial Results:
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6-7
Non-GAAP FFO, Core FFO and AFFO Reconciliations	8-9
Statement of Operations Reconciliations	10
Same Property Portfolio Performance	11
Capitalization Summary	12
Debt Summary	13
Portfolio Data:
Portfolio Overview	14
Occupancy and Leasing Trends	15
Leasing Statistics	16-17
Top Tenants and Lease Segmentation	18
Capital Expenditure Summary	19
Properties and Space Under Repositioning	20-21
Current Year Acquisitions and Dispositions Summary	22
Guidance	23
Net Asset Value Components	24
Notes and Definitions	25-28
Disclosures:
Forward Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2016 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 23, 2017. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Third Quarter 2017 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Adeel Khan	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Steven C. Good	Director
Peter Schwab	Director
Tyler H. Rose	Director

Investor Relations Information
ICR
Stephen Swett
www.icrinc.com
212-849-3882

Equity Research Coverage
Bank of America Merrill Lynch	James Feldman	(646) 855-5808
Capital One	Chris Lucas	(571) 633-8151
Citigroup Investment Research	Emmanuel Korchman	(212) 816-1382
D.A Davidson	Barry Oxford	(212) 240-9871
J.P. Morgan	Michael W. Mueller, CFA	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
National Securities Corporation	John R. Benda	(212) 417-8127
Stifel Nicolaus & Co.	John W. Guinee	(443) 224-1307
Wells Fargo Securities	Blaine Heck	(443) 263-6529
FBR & Co.	Craig Kucera	(540) 277-3366
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Third Quarter 2017 Supplemental Financial Reporting Package	Page 3

Financial and Portfolio Highlights and Common Stock Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Financial Results:
Total rental revenues	$43,230	$36,419	$35,001	$34,449	$32,944
Net income	$2,009	$19,855	$5,721	$8,546	$3,061
Net Operating Income (NOI)	$32,001	$26,883	$25,779	$25,310	$23,966
Company share of Core FFO	$18,049	$15,893	$15,104	$15,048	$14,240
Core FFO per common share - diluted	$0.25	$0.23	$0.23	$0.23	$0.22
Company share of FFO	$18,034	$15,873	$14,733	$15,071	$13,874
FFO per common share - diluted	$0.25	$0.23	$0.22	$0.23	$0.21
Adjusted EBITDA	$28,265	$25,360	$22,292	$22,388	$20,622
Dividend declared per common share	$0.145	$0.145	$0.145	$0.135	$0.135
Portfolio Statistics:
Portfolio SF - consolidated	18,044,612	16,221,646	15,069,122	15,020,336	14,588,101
Ending occupancy - consolidated portfolio	92.9%	91.4%	88.9%	91.7%	89.7%
Stabilized occupancy - consolidated portfolio	97.2%	96.5%	96.4%	96.8%	95.8%
Leasing spreads - GAAP	26.3%	20.4%	23.3%	16.1%	15.6%
Leasing spreads - cash	16.7%	10.6%	13.7%	5.9%	7.0%
Same Property Performance:
Same Property Portfolio SF	11,211,193	11,211,193	11,211,193	11,211,193	11,211,193
Same Property Portfolio ending occupancy	95.2%	93.5%	93.1%	94.9%	93.0%
Stabilized Same Property Portfolio ending occupancy	96.9%	96.0%	96.0%	96.9%	96.5%
NOI growth(2)	9.8%	6.6%	8.3%	n/a	n/a
Cash NOI growth(2)	11.3%	5.1%	10.1%	n/a	n/a
Capitalization:
Common stock price at quarter end	$28.62	$27.44	$22.52	$23.19	$22.89
Common shares issued and outstanding	77,337,373	70,810,523	66,375,624	66,166,548	65,725,504
Total shares and units issued and outstanding at period end (3)	79,284,781	72,785,007	68,365,436	68,175,212	67,704,346
Weighted average shares outstanding - diluted	73,068,081	68,331,234	66,626,239	66,079,935	67,985,177
5.875% Series A Cumulative Redeemable Preferred Stock	90,000	90,000	90,000	90,000	90,000
Total equity market capitalization	$2,359,130	$2,087,221	$1,629,590	$1,670,983	$1,639,752
Total consolidated debt	$666,979	$564,242	$512,504	$502,476	$502,776
Total combined market capitalization (net debt plus equity)	$3,013,191	$2,638,345	$2,130,418	$2,157,934	$2,087,265
Ratios:
Net debt to total combined market capitalization	21.7%	20.9%	23.5%	22.6%	21.4%
Net debt to Adjusted EBITDA (quarterly results annualized)	5.8x	5.4x	5.6x	5.4x	5.4x

(1)
For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section and reconciliation section beginning on page 25 and page 8 of this report, respectively.

(2)
Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio. For comparability, NOI growth and Cash NOI growth for Q1’17 has been restated to remove the results of 2535 Midway Drive, which was sold during Q2’17. See page 22 for a list of dispositions completed during 2017.

(3)
Includes the following number of OP Units held by noncontrolling interests: 1,905,740 (Sep 30, 2017), 1,932,816 (Jun 30, 2017), 1,948,144 (Mar 31, 2017), 1,966,996 (Dec 31, 2016) and 1,978,842 (Sep 30, 2016). Excludes the following number of shares of unvested restricted stock: 257,867 (Sep 30, 2017), 312,379 (Jun 30, 2017), 333,128 (Mar 31, 2017), 287,827 (Dec 31, 2016) and 322,837 (Sep 30, 2016). Current period excludes 241,691 unvested LTIP units and 514,998 unvested performance units granted during Q4-15 and Q4-16.

Third Quarter 2017 Supplemental Financial Reporting Package	Page 4

Consolidated Balance Sheets.
(unaudited and in thousands)

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Assets
Land	$925,360	$763,622	$692,731	$683,919	$659,641
Buildings and improvements	1,051,037	923,760	816,912	811,614	778,066
Tenant improvements	47,663	43,717	39,595	38,644	36,687
Furniture, fixtures, and equipment	167	167	167	174	175
Construction in progress	33,158	25,792	21,792	17,778	23,300
Total real estate held for investment	2,057,385	1,757,058	1,571,197	1,552,129	1,497,869
Accumulated depreciation	(165,385)	(153,163)	(143,199)	(135,140)	(126,601)
Investments in real estate, net	1,892,000	1,603,895	1,427,998	1,416,989	1,371,268
Cash and cash equivalents	12,918	13,118	11,676	15,525	55,263
Restricted cash	—	—	6,537	—	—
Notes receivable	—	—	6,090	5,934	5,817
Rents and other receivables, net	3,040	2,644	2,921	2,749	2,633
Deferred rent receivable	14,929	13,628	12,793	11,873	10,913
Deferred leasing costs, net	10,756	9,448	9,279	8,672	8,064
Deferred loan costs, net	2,084	2,239	2,352	847	996
Acquired lease intangible assets, net(1)	49,147	41,087	33,050	36,365	38,093
Indefinite-lived intangible	5,156	5,156	5,156	5,170	5,215
Interest rate swap asset	4,752	4,399	5,657	5,594	—
Other assets	7,144	7,388	5,944	5,290	5,522
Acquisition related deposits	1,075	2,250	500	—	400
Total Assets	$2,003,001	$1,705,252	$1,529,953	$1,515,008	$1,504,184
Liabilities
Notes payable	$664,209	$561,530	$509,693	$500,184	$500,428
Interest rate swap liability	785	1,094	1,356	2,045	5,938
Accounts payable and accrued expenses	22,190	14,298	18,005	13,585	18,433
Dividends and distributions payable	11,580	10,642	10,008	9,282	9,214
Acquired lease intangible liabilities, net(2)	18,147	10,785	8,653	9,130	5,722
Tenant security deposits	19,149	16,721	15,311	15,187	14,946
Prepaid rents	5,738	5,204	4,785	3,455	3,945
Total Liabilities	741,798	620,274	567,811	552,868	558,626
Equity
Preferred stock, net ($90,000 liquidation preference)	86,651	86,651	86,651	86,651	86,664
Common stock	773	708	664	662	658
Additional paid in capital	1,213,123	1,027,282	912,047	907,834	898,354
Cumulative distributions in excess of earnings	(67,578)	(56,992)	(64,682)	(59,277)	(56,651)
Accumulated other comprehensive income (loss)	3,870	3,216	4,176	3,445	(5,764)
Total stockholders’ equity	1,236,839	1,060,865	938,856	939,315	923,261
Noncontrolling interests	24,364	24,113	23,286	22,825	22,297
Total Equity	1,261,203	1,084,978	962,142	962,140	945,558
Total Liabilities and Equity	$2,003,001	$1,705,252	$1,529,953	$1,515,008	$1,504,184

(1)	Includes net above-market tenant lease intangibles of $5,512 (September 30, 2017), $5,640 (June 30, 2017), $5,420 (March 31, 2017), $5,779 (December 31, 2016) and $6,204 (September 30, 2016).

(2)	Includes net below-market tenant lease intangibles of $17,990 (September 30, 2017), $10,102 (June 30, 2017), $8,479 (March 31, 2017), $8,949 (December 31, 2016) and $5,533 (September 30, 2016).

Third Quarter 2017 Supplemental Financial Reporting Package	Page 5

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Revenues
Rental income	$36,748	$31,132	$29,614	$29,691	$28,285
Tenant reimbursements	6,279	5,172	5,155	4,579	4,467
Other income	203	115	232	179	192
Total Rental Revenues	43,230	36,419	35,001	34,449	32,944
Management, leasing, and development services	109	145	126	97	131
Interest income	—	218	227	231	228
Total Revenues	43,339	36,782	35,354	34,777	33,303
Operating Expenses
Property expenses	11,229	9,536	9,222	9,139	8,978
General and administrative	5,843	5,123	5,086	4,225	5,067
Depreciation and amortization	17,971	14,515	13,599	14,242	13,341
Total Operating Expenses	35,043	29,174	27,907	27,606	27,386
Other Expenses
Acquisition expenses	16	20	385	365	380
Interest expense	6,271	4,302	3,998	4,074	3,804
Total Other Expenses	6,287	4,322	4,383	4,439	4,184
Total Expenses	41,330	33,496	32,290	32,045	31,570
Equity in income from unconsolidated real estate entities	—	—	11	—	1,328
Loss on extinguishment of debt	—	—	(22)	—	—
Gains on sale of real estate	—	16,569	2,668	5,814	—
Net Income	2,009	19,855	5,721	8,546	3,061
Less: net income attributable to noncontrolling interest	(21)	(531)	(132)	(217)	(63)
Net income attributable to Rexford Industrial Realty, Inc.	1,988	19,324	5,589	8,329	2,998
Less: preferred stock dividends	(1,322)	(1,322)	(1,322)	(1,322)	(661)
Less: earnings allocated to participating securities	(80)	(156)	(91)	(79)	(70)
Net income attributable to common stockholders	$586	$17,846	$4,176	$6,928	$2,267

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.01	$0.26	$0.06	$0.11	$0.03
Net income attributable to common stockholders per share - diluted	$0.01	$0.26	$0.06	$0.10	$0.03

Weighted average shares outstanding - basic	72,621,219	67,920,773	66,341,138	65,785,226	65,707,476
Weighted average shares outstanding - diluted	73,068,081	68,331,234	66,626,239	66,079,935	67,985,177

Third Quarter 2017 Supplemental Financial Reporting Package	Page 6

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Rental Revenues
Rental income	$36,748	$28,285	$97,494	$77,903
Tenant reimbursements	6,279	4,467	16,606	12,144
Other income	203	192	550	764
Total Rental Revenues	43,230	32,944	114,650	90,811
Management, leasing, and development services	109	131	380	376
Interest income	—	228	445	228
Total Revenues	43,339	33,303	115,475	91,415
Operating Expenses
Property expenses	11,229	8,978	29,987	24,480
General and administrative	5,843	5,067	16,052	13,190
Depreciation and amortization	17,971	13,341	46,085	37,165
Total Operating Expenses	35,043	27,386	92,124	74,835
Other Expenses
Acquisition expenses	16	380	421	1,490
Interest expense	6,271	3,804	14,571	10,774
Total Other Expenses	6,287	4,184	14,992	12,264
Total Expenses	41,330	31,570	107,116	87,099
Equity in income from unconsolidated real estate entities	—	1,328	11	1,451
Loss on extinguishment of debt	—	—	(22)	—
Gains on sale of real estate	—	—	19,237	11,563
Net Income	2,009	3,061	27,585	17,330
Less: net income attributable to noncontrolling interest	(21)	(63)	(684)	(533)
Net income attributable to Rexford Industrial Realty, Inc.	1,988	2,998	26,901	16,797
Less: preferred stock dividends	(1,322)	(661)	(3,966)	(661)
Less: earnings allocated to participating securities	(80)	(70)	(327)	(223)
Net income attributable to common stockholders	$586	$2,267	$22,608	$15,913

Third Quarter 2017 Supplemental Financial Reporting Package	Page 7

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Net Income	$2,009	$19,855	$5,721	$8,546	$3,061
Add:
Depreciation and amortization	17,971	14,515	13,599	14,242	13,341
Deduct:
Gains on sale of real estate	—	16,569	2,668	5,814	—
Gain on acquisition of unconsolidated joint venture property	—	—	11	—	1,332
Funds From Operations (FFO)	19,980	17,801	16,641	16,974	15,070
Less: preferred stock dividends	(1,322)	(1,322)	(1,322)	(1,322)	(661)
Less: FFO attributable to noncontrolling interests(2)	(491)	(468)	(449)	(457)	(424)
Less: FFO attributable to participating securities(3)	(133)	(138)	(137)	(124)	(111)
Company share of FFO	$18,034	$15,873	$14,733	$15,071	$13,874

FFO per common share‐basic	$0.25	$0.23	$0.22	$0.23	$0.21
FFO per common share‐diluted	$0.25	$0.23	$0.22	$0.23	$0.21

FFO	$19,980	$17,801	$16,641	$16,974	$15,070
Adjust:
Legal fee reimbursements(4)	—	—	—	(389)	—
Acquisition expenses	16	20	385	365	380
Core FFO	19,996	17,821	17,026	16,950	15,450
Less: preferred stock dividends	(1,322)	(1,322)	(1,322)	(1,322)	(661)
Less: Core FFO attributable to noncontrolling interests(2)	(492)	(468)	(460)	(456)	(435)
Less: Core FFO attributable to participating securities(3)	(133)	(138)	(140)	(124)	(114)
Company share of Core FFO	$18,049	$15,893	$15,104	$15,048	$14,240

Core FFO per common share‐basic	$0.25	$0.23	$0.23	$0.23	$0.22
Core FFO per common share‐diluted	$0.25	$0.23	$0.23	$0.23	$0.22

Weighted-average shares outstanding-basic	72,621,219	67,920,773	66,341,138	65,785,226	65,707,476
Weighted-average shares outstanding-diluted(5)	73,068,081	68,331,234	66,626,239	66,079,935	65,994,173

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)	Noncontrolling interests represent holders of outstanding common units of the Company’s operating partnership that are owned by unit holders other than us.

(3)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.

(4)	Legal fee reimbursements relate to prior litigation of the Company. For more information, see Item 3. Legal Proceedings in our 2014 Annual Report on Form 10-K.

(5)	Weighted-average shares outstanding-diluted includes adjustments for unvested performance units and operating partnership units if their effect is dilutive for the reported period.

Third Quarter 2017 Supplemental Financial Reporting Package	Page 8

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Funds From Operations(2)	$19,980	$17,801	$16,641	$16,974	$15,070
Add:
Amortization of deferred financing costs	290	288	275	266	263
Net fair value lease revenue (expense)	(885)	(201)	(117)	(95)	(39)
Non-cash stock compensation	1,330	1,394	1,346	956	992
Straight line corporate office rent expense adjustment	(19)	(36)	(36)	(50)	(12)
Loss on extinguishment of debt	—	—	22	—	—
Deduct:
Preferred stock dividends	1,322	1,322	1,322	1,322	661
Straight line rental revenue adjustment(3)	1,307	996	956	1,095	1,395
Capitalized payments(4)	1,219	1,021	976	726	833
Note payable premium amortization	37	36	58	60	60
Recurring capital expenditures(5)	452	857	390	667	691
2nd generation tenant improvements and leasing commissions(6)(7)	1,618	900	1,241	1,311	1,988
Unconsolidated joint venture AFFO adjustments	—	—	—	—	2
Adjusted Funds From Operations (AFFO)	$14,741	$14,114	$13,188	$12,870	$10,644

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)	A reconciliation of net income to Funds From Operations is set forth on page 8 of this report.

(3)
The straight line rental revenue adjustment includes concessions of $1,019, $851, $612, $873 and $1,072 for the three months ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively.

(4)	Includes capitalized interest, and leasing and construction development compensation.

(5)
Excludes nonrecurring capital expenditures of $9,259, $9,007, $5,700, $4,494 and $7,030 for the three months ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively.

(6)
Excludes 1st generation tenant improvements/space preparation and leasing commissions of $860, $370, $569, $636 and $1,407 for the three months ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively.

(7)
Prior period amounts have been adjusted to reflect the reclass of $304 (Q1-2017) and $721 (Q2-2017) of costs from 2nd generation tenant improvements and leasing commissions to nonrecurring capital expenditures.

Third Quarter 2017 Supplemental Financial Reporting Package	Page 9

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDA and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Rental income	$36,748	$31,132	$29,614	$29,691	$28,285
Tenant reimbursements	6,279	5,172	5,155	4,579	4,467
Other income	203	115	232	179	192
Total Rental Revenues	43,230	36,419	35,001	34,449	32,944
Property Expenses	11,229	9,536	9,222	9,139	8,978
Net Operating Income (NOI)	$32,001	$26,883	$25,779	$25,310	$23,966
Net fair value lease revenue (expense)	(885)	(201)	(117)	(95)	(39)
Straight line rental revenue adjustment	(1,307)	(996)	(956)	(1,095)	(1,395)
Cash NOI	$29,809	$25,686	$24,706	$24,120	$22,532

EBITDA and Adjusted EBITDA

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Net income	$2,009	$19,855	$5,721	$8,546	$3,061
Interest expense	6,271	4,302	3,998	4,074	3,804
Depreciation and amortization	17,971	14,515	13,599	14,242	13,341
EBITDA	$26,251	$38,672	$23,318	$26,862	$20,206
Stock-based compensation amortization	1,330	1,394	1,346	956	992
Gains on sale of real estate	—	(16,569)	(2,668)	(5,814)	—
Gain on sale of real estate from unconsolidated joint ventures	—	—	(11)	—	(1,332)
Loss on extinguishment of debt	—	—	22	—	—
Legal fee reimbursements(2)	—	—	—	(389)	—
Acquisition expenses	16	20	385	365	380
Pro forma effect of acquisitions(3)	668	2,000	(15)	521	376
Pro forma effect of dispositions(4)	—	(157)	(85)	(113)	—
Adjusted EBITDA	$28,265	$25,360	$22,292	$22,388	$20,622

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)	Legal fee reimbursements relate to prior litigation of the Company. For more information, see Item 3. Legal Proceedings in our 2014 Annual Report on Form 10-K.

(3)
Represents the estimated impact on Q3’17 EBITDA of Q3’17 acquisitions as if they had been acquired July 1, 2017, the impact on Q2’17 EBITDA of Q2’17 acquisitions as if they had been acquired April 1, 2017, the impact on Q1’17 EBITDA of Q1’17 acquisitions as if they had been acquired January 1, 2017, the impact on Q4’16 EBITDA of Q4’16 acquisitions as if they had been acquired October 1, 2016 and the impact on Q3’16 EBITDA of Q3’16 acquisitions as if they had been acquired July 1, 2016. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired entities as of the beginning of each period.

(4)
Represents the impact on Q2’17 EBITDA of Q2’17 dispositions as if they had been sold as of April 1, 2017, the impact on Q1’17 EBITDA of Q1’17 dispositions as if they had been sold as of January 1, 2017, and the impact on Q4’16 EBITDA of Q4’16 dispositions as if they had been sold as of October 1, 2016. See page 22 for a detail of current year disposition properties.

Third Quarter 2017 Supplemental Financial Reporting Package	Page 10

Same Property Portfolio Performance. (1)
(unaudited and dollars in thousands)

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended September 30,					Nine Months Ended September 30,
	2017	2016	$ Change	% Change		2017	2016	$ Change	% Change
Rental income	$25,155	$23,359	$1,796	7.7%		$73,682	$68,541	$5,141	7.5%
Tenant reimbursements	3,834	3,508	326	9.3%		11,536	10,394	1,142	11.0%
Other income	134	171	(37)	(21.6)%		436	592	(156)	(26.4)%
Total rental revenues	29,123	27,038	2,085	7.7%		85,654	79,527	6,127	7.7%
Property expenses	7,655	7,493	162	2.2%		22,791	21,449	1,342	6.3%
Same property portfolio NOI	$21,468	$19,545	$1,923	9.8%	(2)	$62,863	$58,078	$4,785	8.2%	(2)
Straight-line rents	(730)	(887)	157	(17.7)%		(2,150)	(2,177)	27	(1.2)%
Amort. above/below market leases	73	41	32	78.0%		246	124	122	98.4%
Same property portfolio Cash NOI	$20,811	$18,699	$2,112	11.3%		$60,959	$56,025	$4,934	8.8%

Same Property Portfolio Summary:

Same Property Portfolio
Number of properties	114
Square Feet	11,211,193

Same Property Portfolio Occupancy:

	September 30, 2017		September 30, 2016		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(3)	Same Property Portfolio	Stabilized Same Property Portfolio(4)	Same Property Portfolio	Stabilized Same Property Portfolio
Occupancy:
Los Angeles County	95.4%	98.3%	92.7%	97.5%	270 bps	80 bps
Orange County	95.1%	96.2%	86.7%	95.2%	840 bps	100 bps
San Bernardino County	98.3%	98.3%	95.2%	95.2%	310 bps	310 bps
San Diego County	94.5%	94.5%	96.9%	96.9%	(240) bps	(240) bps
Ventura County	92.3%	92.3%	94.3%	94.3%	(200) bps	(200) bps
Total/Weighted Average	95.2%	96.9%	93.0%	96.5%	220 bps	40 bps

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)
Excluding the three and nine months operating results of properties under repositioning in 2016 and 2017, Same Property Portfolio NOI increased by approximately 6.1% and 5.2% during the three and nine months ended September 30, 2017, compared to the three and nine months ended September 30, 2016, respectively.

(3)
Reflects the occupancy of our Same Property Portfolio as of September 30, 2017, adjusted for space aggregating 190,158 rentable square feet at three of our properties that were classified as repositioning or lease-up as of September 30, 2017. For additional details, refer to pages 20-21 of this report.

(4)
Reflects the occupancy of our Same Property Portfolio as of September 30, 2016, adjusted for space aggregating 412,888 rentable square feet at six of our properties that were classified as repositioning or lease-up as of September 30, 2016.

Third Quarter 2017 Supplemental Financial Reporting Package	Page 11

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of September 30, 2017

Description	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Common shares outstanding(1)	77,337,373	70,810,523	66,375,624	66,166,548	65,725,504
Operating partnership units outstanding(2)	1,947,408	1,974,484	1,989,812	2,008,664	1,978,842
Total shares and units outstanding at period end	79,284,781	72,785,007	68,365,436	68,175,212	67,704,346
Share price at end of quarter	$28.62	$27.44	$22.52	$23.19	$22.89
Common Stock and Operating Partnership Units - Capitalization	$2,269,130	$1,997,221	$1,539,590	$1,580,983	$1,549,752
5.875% Series A Cumulative Redeemable Preferred Stock(3)	90,000	90,000	90,000	90,000	90,000
Total Equity Market Capitalization	$2,359,130	$2,087,221	$1,629,590	$1,670,983	$1,639,752

Total Debt	$666,979	$564,242	$512,504	$502,476	$502,776
Less: Cash and cash equivalents	(12,918)	(13,118)	(11,676)	(15,525)	(55,263)
Net Debt	$654,061	$551,124	$500,828	$486,951	$447,513
Total Combined Market Capitalization (Net Debt plus Equity)	$3,013,191	$2,638,345	$2,130,418	$2,157,934	$2,087,265

Net debt to total combined market capitalization	21.7%	20.9%	23.5%	22.6%	21.4%
Net debt to Adjusted EBITDA (quarterly results annualized)(4)	5.8x	5.4x	5.6x	5.4x	5.4x

(1)	Excludes the following number of shares of unvested restricted stock: 257,867 (Sep 30, 2017), 312,379 (Jun 30, 2017), 333,128 (Mar 31, 2017), 287,827 (Dec 31, 2016) and 322,837 (Sep 30, 2016).

(2)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, LP, that are owned by unit holders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our operating partnership. Includes 41,668 vested LTIP Units and excludes 241,691 unvested LTIP Units and 514,998 unvested performance units.

(3)	Value based on 3,600,000 outstanding shares of preferred stock at a liquidation preference of $25.00 per share.

(4)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

Third Quarter 2017 Supplemental Financial Reporting Package	Page 12

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of September 30, 2017

Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance	Maturity Date of Effective Swaps
Secured Debt:
$60M Term Loan	8/1/2019(2)	LIBOR + 1.90%	3.817%	$59,087	2/15/2019
Gilbert/La Palma	3/1/2031	5.125%	5.125%	2,803	--
12907 Imperial Highway	4/1/2018	5.95%	5.950%	5,089	--
Unsecured Debt:
$100M Term Loan Facility	2/14/2022	LIBOR +1.20%(4)	3.098%	100,000	12/14/2018
$350M Revolving Credit Facility(5)	2/12/2021(3)	LIBOR +1.10%(4)	2.332%	50,000	--
$225M Term Loan Facility(6)	1/14/2023	LIBOR +1.50%(4)	2.732%	225,000	--
$100M Senior Notes	8/6/2025	4.29%	4.290%	100,000	--
$125M Senior Notes	7/13/2027	3.93%	3.930%	125,000	--
Total Consolidated:			3.346%	$666,979

(1)	Includes the effect of interest rate swaps effective as of September 30, 2017, and excludes the effect of discounts/premiums, deferred loan costs and the facility fee.

(2)	One additional one-year extension is available, provided that certain conditions are satisfied.

(3)	Two additional six-month extensions are available, provided that certain conditions are satisfied.

(4)
The applicable LIBOR margin will range from 1.10% to 1.50% for the revolving credit facility, 1.20% to 1.70% for the $100M term loan facility and 1.50% to 2.25% for the $225M term loan facility depending on the ratio of our outstanding consolidated indebtedness to the value of our consolidated gross asset value, which is measured on a quarterly basis. As a result, the effective interest rate will fluctuate from period to period.

(5)
The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.15% to 0.30% depending on the ratio of our outstanding consolidated indebtedness to the value of our consolidated gross asset value, which is measured on a quarterly basis.

(6)
We have two interest rate swaps that will effectively fix this $225M term loan as follows: (i) $125M at 1.349% + an applicable LIBOR margin from 2/14/18 to 1/14/22 and (ii) $100M at 1.406% + an applicable LIBOR margin from 8/14/18 to 1/14/22.

Debt Composition:
Category	Avg. Term Remaining (yrs)(1)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed(2)	6.6	3.83%	3.83%	$391,979	59%
Variable(2)	4.9	LIBOR + 1.43%	2.66%	$275,000	41%
Secured	2.2		4.03%	$66,979	10%
Unsecured	6.3		3.27%	$600,000	90%

(1)	The weighted average remaining term to maturity of our consolidated debt is 5.9 years.

(2)	If all of our interest rate swaps were effective as of September 30, 2017, our consolidated debt would be 93% fixed and 7% variable. See footnote (6) above.

Debt Maturity Schedule:
Year	Secured(1)	Unsecured	Total	% Total	Effective Interest Rate
2017	$—	$—	$—	—%	—%
2018	5,089	—	5,089	1%	5.950%
2019	59,087	—	59,087	9%	3.817%
2020	—	—	—	—%	—%
2021	—	50,000	50,000	7%	2.332%
Thereafter	2,803	550,000	552,803	83%	3.363%
Total	$66,979	$600,000	$666,979	100%	3.346%

(1)	Excludes the effect of scheduled monthly principal payments on amortizing loans.

Third Quarter 2017 Supplemental Financial Reporting Package	Page 13

Portfolio Overview.
at 9/30/17	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Occupancy %				Annualized Base Rent
Market	# Properties	Same Properties Portfolio	Non-Same Properties Portfolio	Total Portfolio	Same Properties Portfolio	Non-Same Properties Portfolio	Total Portfolio	Total Portfolio Excluding Repositioning(1)	Total (in 000’s)(2)	per SF
Central LA	5	387,310	25,040	412,350	100.0%	100.0%	100.0%	100.0%	$4,380	$10.62
Greater San Fernando Valley	26	2,600,837	309,036	2,909,873	92.1%	64.0%	89.1%	97.9%	25,643	$9.89
Mid-Counties	10	672,090	198,062	870,152	97.9%	100.0%	98.4%	98.4%	7,976	$9.32
San Gabriel Valley	16	1,329,061	639,631	1,968,692	99.4%	77.0%	92.1%	99.6%	14,271	$7.87
South Bay	17	961,214	1,562,578	2,523,792	95.3%	94.4%	94.7%	98.7%	19,966	$8.35
Los Angeles County	74	5,950,512	2,734,347	8,684,859	95.4%	87.3%	92.9%	98.7%	72,236	$8.96

North Orange County	6	528,256	345,756	874,012	94.9%	89.8%	92.9%	92.9%	6,954	$8.57
OC Airport	7	512,407	116,575	628,982	92.1%	100.0%	93.5%	96.0%	5,925	$10.07
South Orange County	3	46,178	283,280	329,458	100.0%	100.0%	100.0%	100.0%	2,976	$9.03
West Orange County	4	285,777	243,274	529,051	100.0%	55.6%	79.6%	100.0%	3,359	$7.98
Orange County	20	1,372,618	988,885	2,361,503	95.1%	85.5%	91.1%	96.1%	19,214	$8.93

Inland Empire East	2	85,282	—	85,282	93.3%	—%	93.3%	93.3%	558	$7.01
Inland Empire West	16	1,108,197	2,200,618	3,308,815	98.7%	99.3%	99.1%	99.1%	22,890	$6.98
San Bernardino County	18	1,193,479	2,200,618	3,394,097	98.3%	99.3%	99.0%	99.0%	23,448	$6.98

Ventura	13	1,144,575	599,910	1,744,485	92.3%	71.4%	85.1%	93.4%	12,644	$8.52
Ventura County	13	1,144,575	599,910	1,744,485	92.3%	71.4%	85.1%	93.4%	12,644	$8.52

Central San Diego	13	889,050	254,919	1,143,969	95.1%	94.4%	95.0%	95.0%	12,567	$11.57
North County San Diego	7	584,258	54,740	638,998	93.5%	—%	85.5%	85.5%	5,603	$10.25
South County San Diego	1	76,701	—	76,701	95.1%	—%	95.1%	95.1%	686	$9.41
San Diego County	21	1,550,009	309,659	1,859,668	94.5%	77.7%	91.7%	91.7%	18,856	$11.05
CONSOLIDATED TOTAL / WTD AVG	146	11,211,193	6,833,419	18,044,612	95.2%	89.1%	92.9%	97.2%	$146,398	$8.73

(1)
Excludes space aggregating 790,138 square feet at eight of our properties that were in various stages of repositioning or lease-up as of September 30, 2017. See pages 20-21 for additional details on these properties.

(2)
Calculated for each property as monthly contracted base rent per the terms of the lease(s) at such property, as of September 30, 2017, multiplied by 12 and then aggregated by market. Excludes billboard and antenna revenue and rent abatements.

Third Quarter 2017 Supplemental Financial Reporting Package	Page 14

Occupancy and Leasing Trends.
(unaudited results, data represents consolidated portfolio only)

Occupancy by County:

	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Occupancy:(1)
Los Angeles County	92.9%	90.5%	89.8%	92.1%	91.2%
Orange County	91.1%	92.0%	92.7%	96.1%	92.3%
San Bernardino County	99.0%	95.2%	92.0%	96.4%	96.1%
Ventura County	85.1%	83.1%	88.1%	92.3%	86.2%
San Diego County	91.7%	95.7%	79.8%	81.0%	79.5%
Total/Weighted Average	92.9%	91.4%	88.9%	91.7%	89.7%

Consolidated Portfolio SF	18,044,612	16,221,646	15,069,122	15,020,336	14,588,101

Leasing Activity:

	Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Leasing Activity (SF):(2)
New leases(3)	678,882	310,950	423,766	401,081	519,212
Renewal leases(3)	614,175	469,766	439,602	363,601	318,179
Gross leasing	1,293,057	780,716	863,368	764,682	837,391

Expiring leases	942,721	663,128	914,098	477,966	619,461
Expiring leases - placed into repositioning	28,830	107,965	334,689	—	—
Net absorption	321,506	9,623	(385,419)	286,716	217,930
Retention rate(4)	66%	71%	57%	76%	51%

Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
GAAP Rent Change	26.3%	20.4%	23.3%	16.1%	15.6%
Cash Rent Change	16.7%	10.6%	13.7%	5.9%	7.0%

(1)	See page 14 for the occupancy by county of our total consolidated portfolio excluding repositioning space.

(2)	Excludes month-to-month tenants.

(3)
Renewal leasing activity for Q3’17 and Q1’17 excludes relocations/expansions within Rexford’s portfolio totaling 9,493 and 77,738 rentable square feet, respectively, which are included as part of new leasing activity.

(4)
Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage noted in (3) above, divided by expiring lease square footage (excluding expiring lease square footage placed into repositioning).

Third Quarter 2017 Supplemental Financial Reporting Package	Page 15

Leasing Statistics.
(unaudited results, data represents consolidated portfolio only)

Leasing Activity:

	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)
Third Quarter 2017:
New	61	678,882	4.4
Renewal	66	614,175	3.6
Total/Weighted Average	127	1,293,057	4.0

Change in Annual Rental Rates for Current Quarter Leases:
	GAAP Rent				Cash Rent
Third Quarter 2017:	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Average Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash
New(1)	$10.81	$8.09	33.6%	0.8	$10.55	$8.69	21.4%
Renewal(2)	$8.60	$7.09	21.2%	1.8	$8.58	$7.57	13.4%
Total/Weighted Average	$9.44	$7.47	26.3%	1.4	$9.33	$7.99	16.7%

Uncommenced Leases by County:
Market	Leased SF	Uncommenced Leases Annualized Base Rent (in thousands)	Total Pro Forma Annualized Base Rent (in thousands)	Leased Percentage	Pro Forma Annualized Base Rent per SF
Los Angeles County	38,708	$416	$72,653	93.3%	$8.97
Orange County	34,826	410	19,624	92.5%	$8.98
San Bernardino County	2,770	33	23,481	99.0%	$6.99
San Diego County	95,737	1,067	19,922	96.9%	$11.06
Ventura County	43,927	343	12,987	87.6%	$8.50
Total/Weighted Average	215,968	$2,269	$148,667	94.1%	$8.76

(1)
GAAP and cash rent statistics for new leases exclude 21 leases aggregating 314,601 rentable square feet for which there was no comparable lease data. Of these 21 excluded leases, four leases aggregating 172,675 rentable square feet relate to repositioning projects. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year, (iv) space with different lease structures (for example a change from a gross lease to a modified gross lease or an increase or decrease in the leased square footage) or (v) lease terms shorter than six months.

(2)
GAAP and cash rent statistics for renewal leases excludes one lease with 21,975 rentable square feet for which there was no comparable lease data, due to either (i) space with different lease structures or (ii) lease terms shorter than six months.

Third Quarter 2017 Supplemental Financial Reporting Package	Page 16

Leasing Statistics (Continued).
(unaudited results, data represents consolidated portfolio only)

Lease Expiration Schedule for Leases in Place as of September 30, 2017:

Year of Lease Expiration	# of Leases Expiring	Total Rentable SF	Annualized Base Rent (in thousands)	Annualized Base Rent per SF
Available	—	504,853	$—	$—
Current Repositioning(1)	—	559,308	—	$—
MTM Tenants	100	223,304	2,225	$9.96
2017	99	780,868	7,713	$9.88
2018	352	2,519,326	22,522	$8.94
2019	301	2,565,082	23,170	$9.03
2020	252	3,471,261	28,599	$8.24
2021	123	3,233,164	26,758	$8.28
2022	85	1,626,380	13,286	$8.17
2023	20	595,581	6,159	$10.34
2024	13	731,124	6,892	$9.43
2025	4	148,215	1,712	$11.55
2026	6	273,904	3,150	$11.50
Thereafter	11	812,242	6,481	$7.98
Total Portfolio	1,366	18,044,612	$148,667	$8.76

(1)
Represents space at six of our properties that were classified as current repositioning as of September 30, 2017. Excludes completed repositioning properties, properties in lease-up and pre-leased space at current repositioning properties. See pages 20-21 for additional details on these properties.

Third Quarter 2017 Supplemental Financial Reporting Package	Page 17

Top Tenants and Lease Segmentation.
(unaudited results, data represents consolidated portfolio only)

Top 10 Tenants:

Tenant	Submarket	Leased SF	% of Total Annualized Base Rent	Annualized Base Rent per SF	Lease Expiration
32 Cold, LLC	Central LA	149,157	1.4%	$14.44	3/31/2026(1)
Command Logistics Services, Inc.	South Bay	340,672	1.4%	$6.00	9/30/2020(2)
Triscenic Production Services, Inc.	Greater San Fernando Valley	255,303	1.3%	$7.51	3/31/2022(3)
Cosmetic Laboratories of America, LLC	Greater San Fernando Valley	319,348	1.3%	$5.95	6/30/2020
Universal Technical Institute of Southern California, LLC	South Bay	142,593	1.3%	$13.29	8/31/2030
Dendreon Corporation	West Orange County	170,865	1.0%	$8.87	12/31/2019
Undisclosed luxury high-end car company	Greater San Fernando Valley	167,425	1.0%	$8.44	8/31/2022(4)
Triumph Processing, Inc.	South Bay	164,662	0.9%	$8.47	5/31/2030
Elliott Auto Supply Co., Inc.	North Orange County	228,379	0.9%	$5.98	12/31/2021(5)
Heritage Bag Company	Inland Empire West	284,676	0.8%	$4.34	11/27/2030
Top 10 Total / Weighted Average		2,223,080	11.3%	$7.57

(1)	Includes (i) 78,280 rentable square feet expiring September 30, 2025, and (ii) 70,877 rentable square feet expiring March 31, 2026.

(2)	Includes (i) 111,769 rentable square feet expiring June 30, 2018, and (ii) 228,903 rentable square feet expiring September 30, 2020.

(3)	Includes (i) 38,766 rentable square feet expiring November 30, 2019, (ii) 147,318 rentable square feet expiring September 30, 2021, and (iii) 69,219 rentable square feet expiring March 31, 2022.

(4)
Includes (i) 16,868 rentable square feet expiring 4/30/2018, (ii) 21,697 rentable square feet expiring 11/30/2019, (iii) 20,310 rentable square feet expiring 5/31/2020, and (iv) 108,550 rentable square feet expiring 8/31/2022.

(5)	Includes (i) 28,217 rentable square feet expiring October 31, 2021, and (ii) 200,162 rentable square feet expiring December 31, 2021.

Lease Segmentation by Size:

Square Feet	Number of Leases	Leased Rentable SF	Rentable SF	Leased %	Leased % Excluding Repositioning	Annualized Base Rent (in thousands)	% of Total Annualized Base Rent	Annualized Base Rent per SF
<4,999	811	1,709,117	1,824,120	93.7%	93.8%	$19,985	13.4%	$11.69
5,000 - 9,999	188	1,310,159	1,431,834	91.5%	97.0%	13,817	9.3%	$10.55
10,000 - 24,999	223	3,572,302	3,988,579	89.6%	96.1%	33,560	22.6%	$9.39
25,000 - 49,999	70	2,492,505	2,533,581	98.4%	98.4%	22,532	15.2%	$9.04
>50,000	74	7,896,368	8,266,498	95.5%	100.0%	58,773	39.5%	$7.44
Total / Weighted Average	1,366	16,980,451	18,044,612	94.1%	98.0%	$148,667	100.0%	$8.76

Third Quarter 2017 Supplemental Financial Reporting Package	Page 18

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Nine months ended September 30, 2017

				Year to Date
	Q3-2017	Q2-2017	Q1-2017	Total	SF(1)	PSF
Tenant Improvements and Space Preparation(2):
New Leases‐1st Generation	$306	$267	$445	$1,018	448,243	$2.27
New Leases‐2nd Generation	$299	$109	$225	$633	500,514	$1.26
Renewals	$109	$214	$19	$342	316,312	$1.08

Leasing Commissions & Lease Costs:
New Leases‐1st Generation	$554	$103	$116	$773	278,885	$2.77
New Leases‐2nd Generation	$980	$448	$835	$2,263	1,043,627	$2.17
Renewals	$230	$129	$162	$521	520,533	$1.00

Total Recurring Capex:
Recurring Capex	$452	$857	$390	$1,699	16,104,713	$0.11
Recurring Capex % of NOI	1.4%	3.2%	1.5%	2.0%
Recurring Capex % of Operating Revenue	1.0%	2.4%	1.1%	1.5%

Nonrecurring Capex(2)	$9,259	$9,007	$5,700	$23,966	11,709,772	$2.05

(1)
For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period. For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.

(2)	Prior period amounts have been adjusted to reflect the reclass of $312 (Q1-2017) and $726 (Q2-2017) of costs from tenant improvements and space preparation to nonrecurring capex.

Third Quarter 2017 Supplemental Financial Reporting Package	Page 19

Properties and Space Under Repositioning. (1)
As of September 30, 2017	(unaudited results, in thousands, except square feet)

							Estimated Construction Period
Property (Submarket)	Total Property Rentable Square Feet	Space Under Repositioning/ Lease-Up	Est. Development Rentable Square Feet(2)	Total Property Leased % 9/30/17		Same Property Portfolio	Start	Target Completion	Est. Period until Stabilized (months)(3)	Purchase Price	Projected Repositioning Costs	Projected Total Investment(4)	Cumulative Investment to Date(5)	Actual Quarterly Cash NOI 3Q-2017(6)		Est. Annual Stabilized Cash NOI(7)
CURRENT REPOSITIONING:
14750 Nelson Repositioning	147,360	147,360	—	0%			3Q-2016	1Q-2018	14 - 17	$12,718	$7,049	$19,767	$13,661	$(25)		$1,306
14750 Nelson Development	—	—	63,460	0%			3Q-2016	2Q-2018	17 - 20	$2,282	$5,133	$7,415	$2,493	$—		$468
14750 Nelson (San Gabriel Valley)	147,360	147,360	63,460	0%		N	3Q-2016	2Q-2018	14 - 20	$15,000	$12,182	$27,182	$16,154	$(25)		$1,774
301-445 Figueroa Street (South Bay)(8)	133,625	77,975	—	42%		N	4Q-2016	3Q-2018	15 - 18	$13,000	$3,872	$16,872	$14,783	$66		$1,128
12131 Western Avenue (West OC)	207,953	107,953	—	100%	(9)	N	1Q-2017	4Q-2017	3 (9)	$27,000	$3,548	$30,548	$30,052	$101		$1,809
28903 Avenue Paine - Repositioning	111,346	111,346	—	0%			1Q-2017	1Q-2018	8 - 11	$11,545	$2,631	$14,176	$12,224	$(25)		$849
28903 Avenue Paine - Development	—	—	112,654	0%			1Q-2017	4Q-2018	18 - 21	$5,515	$9,275	$14,790	$5,543	$—		$966
28903 Avenue Paine (SF Valley)	111,346	111,346	112,654	0%		N	1Q-2017	4Q-2018	8 - 21	$17,060	$11,906	$28,966	$17,767	$(25)		$1,815
TOTAL/WEIGHTED AVERAGE	600,284	444,634	176,114	44%						$72,060	$31,508	$103,568	$78,756	$117	(10)	$6,526

LEASE-UP:
1601 Alton Pkwy. (OC Airport)	124,988	15,874	—	87%		Y	4Q-2014	4Q-2017	3 - 7	$13,276	$6,310	$19,586	$19,586	$208		$1,495
9401 De Soto Avenue (SF Valley)	150,831	150,831	—	0%		Y	2Q-2015	1Q-2016	n/a (11)	$14,075	$2,917	$16,992	$16,771	$(39)		$1,165
TOTAL/WEIGHTED AVERAGE	275,819	166,705	—	39%						$27,351	$9,227	$36,578	$36,357	$169	(10)	$2,660

FUTURE REPOSITIONING:
9615 Norwalk Blvd. (Mid-Counties)	38,362	—	201,808	100%		Y	2Q-2018	2Q-2019	TBD	$9,642	$14,803	$24,445	$10,062	$202		$1,556
COMPLETED AND LEASED-UP:
3880 Valley Blvd. (San Gabriel Valley)	108,550	—	—	100%		Y	N/A	N/A	--	$9,631	$3,174	$12,805	$12,350	$61	(10)	$883

(1)	See page 27 for a definition of Properties and Space Under Repositioning.

(2)	Represents the estimated rentable square footage upon completion of current and future development projects.

(3)
Represents the estimated remaining number of months, as of September 30, 2017, for the property to reach stabilization. Includes time to complete construction and lease-up the property. Actual number of months required to reach stabilization may vary materially from our estimates.

(4)
Projected total investment includes the purchase price of the property and an estimate of total expected nonrecurring capital expenditures to be incurred on each repositioning and development project to reach completion.

(5)	Cumulative investment-to-date includes the purchase price of the property and subsequent costs incurred for nonrecurring capital expenditures.

(6)
Represents the actual cash NOI for each property for the three months ended September 30, 2017. For a definition/discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(7)
Represents management’s estimate of each property’s cash NOI (including development projects) upon stabilization. Actual results may vary materially from our estimates. The Company does not provide a reconciliation to net income on a consolidated basis, because it is unable to provide a meaningful or accurate estimation of reconciling items due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income.

(8)
The property located at 301-445 Figueroa has 14 units, all of which will be repositioned in various phases. We expect that repositioning of the first seven units (77,975 RSF) will be completed during 4Q-2017 and the remaining seven units (55,650 RSF) will be completed between 4Q-2017 and 3Q-2018. The projected total investment and estimated annual stabilized Cash NOI presented above reflect the repositioning of all 14 units.

(9)
As of September 30, 2017, this property is 48.1% leased. The pro-forma leased percentage of 100% reflects the execution of a lease subsequent to September 30, 2017, for the entire property to a single tenant which has an expected commencement date of December 31, 2017.

(10)
Actual NOI for the three months ended September 30, 2017, reflects the capitalization of $225 thousand of real estate property taxes and insurance for current repositioning, $5 thousand for lease-up properties and $28 thousand for completed properties, respectively. We will continue to capitalize taxes and insurance during the period in which construction is taking place to get each repositioning property ready for its intended use.

(11)	We are currently under contract to sell the property located at 9401 De Soto. During October 2017 the buyer waived all contingencies and we expect the sale to be completed in early November 2017.

Third Quarter 2017 Supplemental Financial Reporting Package	Page 20

Properties and Space Under Repositioning (Continued). (1)
As of September 30, 2017	(unaudited results, in thousands, except square feet)

Repositioning Space

				Estimated Construction Period
Property (Submarket)	Property Rentable Square Feet	Space Under Repositioning/Lease-Up	Same Property Portfolio	Start	Target Completion	Est. Period until Stabilized (months)(2)	Projected Total Investment(3)	Repositioning Costs Incurred to Date	Total Property Leased % 9/30/17	Actual Quarterly Cash NOI 3Q-2017(4)		Estimated Annual Stabilized Cash NOI(5)
CURRENT REPOSITIONING:
228th Street (South Bay)(6)	88,971	23,453	Y	1Q-2016	4Q-2017	2 (6)	$2,038	$1,740	96%	$(3)		$231
3233 Mission Oaks Blvd. (Ventura)(7):
Unit 3233-H	461,210	43,927	N	1Q-2017	4Q-2017	5 (8)	$1,135	$654	72%	$(6)		$288
Unit 3233	461,210	111,419	N	2Q-2017	3Q-2018	15 - 21	$5,414	$523	72%	$(15)		$852
TOTAL		178,799					$8,587	$2,917		$(24)	(9)	$1,371

Completed and Leased Repositionings: Properties and Space

Property (Submarket)		Rentable Square Feet				Stabilized Period				Stabilized Yield
7110 Rosecrans Ave. (South Bay)		73,439				2Q-2015				7.9%
7900 Nelson Rd. (SF Valley)		202,905				4Q-2015				6.6%
605 8th Street (SF Valley)		55,715				4Q-2015				6.8%
24105 Frampton Ave. (South Bay)		49,841				3Q-2016				7.0%
12247 Lakeland Rd. (Mid-Counties)		24,875				3Q-2016				6.4%
2610 & 2701 S. Birch St. (OC Airport)		98,230				4Q-2016				7.1%
15140 & 15148 Bledsoe St. (SF Valley)		72,000				4Q-2016				N/A(10)
679-691 S. Anderson St. (Central LA)		47,490				2Q-2017				6.3%
18118 - 18120 S. Broadway St. (South Bay)		18,033				2Q-2017				N/A(10)
3880 Valley Blvd. (San Gabriel Valley)		108,550				3Q-2017				6.9%
TOTAL/WEIGHTED AVERAGE		751,078								6.8%

(1)	See page 27 for a definition of Properties and Space Under Repositioning.

(2)
Represents the estimated remaining number of months, as of September 30, 2017, for the space to reach stabilization. Includes time to complete construction and lease-up the space. Actual number of months required to reach stabilization may vary materially from our estimates.

(3)	Projected total investment represents the estimated nonrecurring capital expenditures to be incurred on each repositioning project to reach completion.

(4)
Represents the actual cash NOI of repositioning space for the three months ended September 30, 2017. For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(5)
Based on current management estimates. Actual results may vary materially from our estimates. The Company does not provide a reconciliation to net income on a consolidated basis, because it is unable to provide a meaningful or accurate estimation of reconciling items due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income.

(6)
The property located at 228th Street includes eight buildings, of which three buildings aggregating 23,453 RSF are under repositioning as of September 30, 2017. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of only these three buildings. As of September 30, 2017, repositioning space aggregating 20,198 RSF has been pre-leased with a lease commencement date of November 1, 2017.

(7)
As of September 30, 2017, we are repositioning two spaces aggregating 155,346 RSF at 3233 Mission Oaks. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of only these two spaces.

(8)	As of September 30, 2017, Unit H has been pre-leased with a lease commencement date of February 1, 2018.

(9)
Actual NOI for the three months ended September 30, 2017, reflects the capitalization of $33 thousand of real estate property taxes and insurance for repositioning space. We will continue to capitalize real estate property taxes and insurance during the period in which construction is taking place to get each repositioning space ready for its intended use.

(10)	We are unable to provide a meaningful stabilized yield for these completed projects as these were partial repositionings of larger properties.

Third Quarter 2017 Supplemental Financial Reporting Package	Page 21

Current Year Acquisitions and Dispositions Summary.
As of September 30, 2017	(unaudited results, data represents consolidated portfolio only)

2017 Acquisitions

Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at September 30, 2017
2/17/2017	28903 Avenue Paine	Los Angeles	Greater San Fernando Valley	111,346	$17.06	—%	—%
4/28/2017	2390 Ward Avenue	Ventura	Ventura	138,700	$16.50	100%	100%
5/24/2017	Safari Business Center	San Bernardino	Inland Empire West	1,138,090	$141.20	97%	99%
6/14/2017	4175 Conant Street	Los Angeles	South Bay	142,593	$30.60	100%	100%
6/15/2017	5421 Argosy Avenue	Orange County	Orange County West	35,321	$5.30	100%	100%
6/30/2017	14820-14830 Carmenita Road	Los Angeles	Mid-Counties	198,062	$30.65	100%	100%
7/3/2017	3002-3072 Inland Empire Boulevard	San Bernardino	Inland Empire West	218,407	$26.90	100%	100%
7/11/2017	17000 Kingsview Avenue	Los Angeles	South Bay	100,121	$13.99	100%	100%
7/18/2017	Rancho Pacifica Park	Los Angeles	South Bay	1,170,806	$210.50	99%	99%
7/20/2017	11190 White Birch Drive	San Bernardino	Inland Empire West	201,035	$19.81	100%	100%
7/28/2017	4832-4850 Azusa Canyon Road	Los Angeles	San Gabriel Valley	87,421	$14.55	100%	100%
9/8/2017	1825 Soto Street	Los Angeles	Central Los Angeles	25,040	$3.48	100%	100%
9/13/2017	19402 Susana Road	Los Angeles	South Bay	15,433	$3.94	100%	100%
				3,582,375	$534.48

2017 Dispositions

Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)	Reason for Selling
3/31/2017	9375 Archibald Avenue	San Bernardino	Inland Empire West	62,677	$6.88	Investor Sale
5/17/2017	2535 Midway Drive	San Diego	Central San Diego	373,744	$40.05	Opportunistic Sale
6/28/2017	2811 Harbor Boulevard	Orange County	Airport	126,796	$18.70	Tenant Exercise of Purchase Option
				563,217	$65.63

Third Quarter 2017 Supplemental Financial Reporting Package	Page 22

Guidance.

2017 OUTLOOK

METRIC	2017 GUIDANCE / ASSUMPTIONS
Core FFO (1)	$0.94 to $0.96 per share (2)
Same Property Portfolio NOI Growth	7.5% to 8.5%
Year-End 2017 Same Property Portfolio Occupancy (3)	95.0% to 96.0% (4)
Year-End 2017 Stabilized Same Property Portfolio Occupancy (3)	97.0% to 98.0% (4)
General and Administrative Expenses	$21.3 million to $21.7 million (5)

(1)
Our Core FFO guidance refers to the Company's in-place portfolio as of October 31, 2017, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year.

(2)
The Company does not provide a reconciliation for its guidance range of Core FFO per diluted share to net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, because it is impractical to provide a meaningful or accurate estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income available to common stockholders per diluted share, including, for example, acquisition costs, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of Core FFO per diluted share would imply a degree of precision as to its forward-looking net income available to common stockholders per diluted share that would be confusing or misleading to investors.

(3)
Our 2017 Same Property Portfolio is a subset of our consolidated portfolio and consists of 114 properties aggregating 11,211,193 rentable square feet that were wholly-owned by us as of January 1, 2016, and still owned by us as of September 30, 2017. Our 2017 Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude space at three of our properties aggregating 190,158 rentable square feet that will be in various stages of repositioning (current and future) and lease-up in connection with completed repositioning during 2017. See pages 20-21 for additional details on these three properties.

(4)	As of December 31, 2016, the occupancy of our 2017 Same Property Portfolio was 94.9% and the occupancy of our 2017 Stabilized Same Property Portfolio was 96.9%.

(5)	Our general and administrative expense guidance includes estimated non-cash equity compensation expense of $5.1 million.

Third Quarter 2017 Supplemental Financial Reporting Package	Page 23

Net Asset Value Components.
At 9/30/2017	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended September 30, 2017
Total operating revenues	$43,230
Property operating expenses	(11,229)
Pro forma effect of uncommenced leases(2)	396
Pro forma effect of acquisitions(3)	668
Pro forma NOI effect of properties and space under repositioning(4)	2,724
Pro Forma NOI	35,789
Fair value lease revenue	(885)
Straight line rental revenue adjustment	(1,307)
Pro Forma Cash NOI	$33,597

Balance Sheet Items

Other assets and liabilities	September 30, 2017
Cash and cash equivalents	$12,918
Rents and other receivables, net	3,040
Other assets	7,144
Acquisition related deposits	1,075
Accounts payable, accrued expenses and other liabilities	(22,190)
Dividends payable	(11,580)
Tenant security deposits	(19,149)
Prepaid rents	(5,738)
Estimated remaining cost to complete repositioning projects	(45,600)
Total other assets and liabilities	$(80,080)

Debt and Shares Outstanding

Total consolidated debt(5)	$666,979
Preferred stock - liquidation preference	$90,000

Common shares outstanding(6)	77,337,373
Operating partnership units outstanding(7)	1,947,408
Total common shares and operating partnership units outstanding	79,284,781

(1)	For a definition and discussion of non-GAAP financial measures, see the notes and definitions section beginning on page 25 of this report.

(2)	Represents the estimated incremental base rent from uncommenced leases as if they had commenced as of July 1, 2017.

(3)
Represents the estimated incremental NOI from Q3’17 acquisitions as if they had been acquired on July 1, 2017. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of July 1, 2017.

(4)
Represents the estimated incremental NOI from the properties that were classified as current or future repositioning or lease-up during the three months ended September 30, 2017, assuming that all repositioning work had been completed and all of the properties/space were fully stabilized as of July 1, 2017. See pages 20-21 for the properties included. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of July 1, 2017.

(5)	Excludes net deferred loan fees and net loan premium aggregating $2.8 million.

(6)	Represents outstanding shares of common stock of the Company, which excludes 257,867 shares of unvested restricted stock.

(7)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 41,668 vested LTIP Units.

Third Quarter 2017 Supplemental Financial Reporting Package	Page 24

Notes and Definitions.

Adjusted Funds from Operations (AFFO): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing and construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties, (v) 2nd generation tenant improvements and leasing commissions and (vi) gain (loss) on extinguishment of debt. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
Annualized Base Rent: Calculated for each lease as the latest monthly contracted base rent per the terms of such lease multiplied by 12. Excludes billboard and antenna revenue and rent abatements.
Capital Expenditures, Non-recurring: Expenditures made in respect of a property for improvement to the appearance of such property or any other major upgrade or renovation of such property, and further includes capital expenditures for seismic upgrades, and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made in respect of a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance or replacement of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) improvements to the appearance of such property or any other major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; or (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds From Operations (Core FFO): We calculate Core FFO by adjusting FFO, as defined below, to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses and legal expenses or reimbursements related to prior litigation. For more information on prior litigation, see Item 3. Legal Proceedings in our 2014 Annual Report on Form 10-K. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may not calculate core FFO in a consistent manner. Accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
Debt Covenants ($ in thousands):

		Sep 30, 2017		Jun 30, 2017
	Current Period Covenant	Amended Credit Facility and $225M Term Loan	$100M Senior Notes and $125M Senior Notes	Amended Credit Facility and $225M Term Loan	$100M Senior Notes
Maximum Leverage Ratio	less than 60%	30.2%	30.2%	29.9%	29.9%
Maximum Secured Leverage Ratio	less than 45%	3.0%	n/a	3.5%	n/a
Maximum Secured Leverage Ratio	less than 40%	n/a	3.0%	n/a	3.5%
Maximum Secured Recourse Debt	less than 15%	—%	—%	—%	—%
Minimum Tangible Net Worth	$1,002,909	$1,390,432	$1,390,432	$1,202,683	$1,202,683
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	3.9 to 1.00	3.9 to 1.00	4.1 to 1.00	4.1 to 1.00
Unencumbered Leverage Ratio	less than 60%	29.5%	29.5%	28.9%	28.9%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	6.2 to 1.00	6.2 to 1.00	7.02 to 1.00	7.02 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement.
EBITDA and Adjusted EBITDA: EBITDA is calculated as earnings (net income) before interest expense, tax expense and depreciation and amortization, including our proportionate share from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDA the following items: (i) non-cash stock based compensation expense, (ii) gains on sale of real estate (including our proportionate share from our unconsolidated joint venture), (iii) gain (loss) on extinguishment of debt, (iv) legal fee reimbursements related to prior litigation, (v) acquisition expenses and (vi) the pro-forma effects of acquisitions and dispositions. We believe that EBITDA and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDA and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDA and Adjusted

Third Quarter 2017 Supplemental Financial Reporting Package	Page 25

Notes and Definitions.

EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.
Fixed Charge Coverage Ratio:

For the Three Months Ended
Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
EBITDA	$26,251	$38,672	$23,318	$26,862	$20,206
Cash distributions from unconsolidated joint ventures	—	—	—	(8)	(4)
Fair value lease expense	(885)	(201)	(117)	(95)	(39)
Non-cash stock compensation	1,330	1,394	1,346	956	992
Straight line corporate office rent expense adjustment	(19)	(36)	(36)	(50)	(12)
Gains on sale of real estate	—	(16,569)	(2,668)	(5,814)	—
Loss on extinguishment of debt	—	—	22	—	—
Straight line rental revenue adjustment	(1,307)	(996)	(956)	(1,095)	(1,395)
Capitalized payments	(832)	(563)	(510)	(388)	(400)
Recurring capital expenditures	(452)	(857)	(390)	(667)	(691)
2nd generation tenant improvements and leasing commissions	(1,618)	(900)	(1,241)	(1,311)	(1,988)
Unconsolidated joint venture AFFO adjustments	—	—	—	—	(2)
Cash flow for fixed charge coverage calculation	22,468	19,944	18,768	18,390	16,667
Cash interest expense calculation detail:
Interest expense	6,271	4,302	3,998	4,074	3,804
Capitalized interest	387	458	466	338	433
Note payable premium amort.	37	36	58	60	60
Amortization of deferred financing costs	(290)	(288)	(275)	(266)	(263)
Cash interest expense	6,405	4,508	4,247	4,206	4,034
Scheduled principal payments	263	222	301	300	234
Preferred stock dividends	1,322	1,322	1,322	1,322	661
Fixed charges	$7,990	$6,052	$5,870	$5,828	$4,929

Fixed Charge Coverage Ratio	2.8	x	3.3	x	3.2	x	3.2	x	3.4	x

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
Net Operating Income (NOI): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These

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Notes and Definitions.

estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space in a building as the lower of (i) 20,000 square feet of space or (ii) 50% of a building’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a property to be stabilized once it reaches 95% occupancy.
Rent Change - Cash: Compares the first month cash rent excluding any abatement on new leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year, (iv) space with different lease structures (for example a change from a gross lease to a modified gross lease or an increase or decrease in the leased square footage) or (v) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatement, on new leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year, (iv) space with different lease structures (for example a change from a gross lease to a modified gross lease or an increase or decrease in the leased square footage) or (v) lease terms shorter than six months.
Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2016, and still owned by us as of September 30, 2017. The Company’s computation of same property performance may not be comparable to other REITs.
Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude space at properties that were in various stages of repositioning or lease-up in connection with a completed repositioning.
Uncommenced Leases: Reflects signed leases that have not yet commenced as of the reporting date.

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Notes and Definitions.

Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Net Income	$2,009	$19,855	$5,721	$8,546	$3,061
Add:
General and administrative	5,843	5,123	5,086	4,225	5,067
Depreciation and amortization	17,971	14,515	13,599	14,242	13,341
Acquisition expenses	16	20	385	365	380
Interest expense	6,271	4,302	3,998	4,074	3,804
Loss on extinguishment of debt	—	—	22	—	—
Subtract:
Management, leasing, and development services	109	145	126	97	131
Interest income	—	218	227	231	228
Equity in income from unconsolidated real estate entities	—	—	11	—	1,328
Gains on sale of real estate	—	16,569	2,668	5,814	—
NOI	$32,001	$26,883	$25,779	$25,310	$23,966
Straight line rental revenue adjustment	(1,307)	(996)	(956)	(1,095)	(1,395)
Net fair value lease revenue (expense)	(885)	(201)	(117)	(95)	(39)
Cash NOI	$29,809	$25,686	$24,706	$24,120	$22,532

Reconciliation of Net Income to Same Property Portfolio NOI and Same Property Portfolio Cash NOI (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$2,009	$3,061	$27,585	$17,330
Add:
General and administrative	5,843	5,067	16,052	13,190
Depreciation and amortization	17,971	13,341	46,085	37,165
Acquisition expenses	16	380	421	1,490
Interest expense	6,271	3,804	14,571	10,774
Loss on extinguishment of debt	—	—	22	—
Deduct:
Management, leasing and development services	109	131	380	376
Interest income	—	228	445	228
Equity in income from unconsolidated real estate entities	—	1,328	11	1,451
Gains on sale of real estate	—	—	19,237	11,563
NOI	$32,001	$23,966	$84,663	$66,331
Non-Same Property Portfolio operating revenues	(14,107)	(5,906)	(28,996)	(11,284)
Non-Same Property Portfolio property expenses	3,574	1,485	7,196	3,031
Same Property Portfolio NOI	$21,468	$19,545	$62,863	$58,078
Straight line rental revenue adjustment	(730)	(887)	(2,150)	(2,177)
Amort. above/below market leases	73	41	246	124
Same Property Portfolio Cash NOI	$20,811	$18,699	$60,959	$56,025

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